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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                     CURRENT REPORT PURSUANT TO SECTION 13
                           OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)        NOVEMBER 15, 1996
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                           DECISIONONE HOLDINGS CORP
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                        0-28090                   13-3435409
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   (STATE OR OTHER                  (COMMISSION               (I.R.S. EMPLOYER
    JURISDICTION                    FILE NUMBER)             IDENTIFICATION NO.)
  OF INCORPORATION)



 . 50 E. SWEDESFORD ROAD, FRAZER, PA                                19355
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE            610-296-6000
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                                      N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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ITEM 5.  OTHER EVENTS

(a) On November 15, 1996, DecisionOne Corporation (the "Company"), the registrant's principal operating subsidiary, acquired the assets of the U.S. computer service business (the "Business") of Memorex Telex Corporation and certain of its affiliates (collectively, "Memorex Telex"). Memorex Telex had filed a petition in bankruptcy in the United States Bankruptcy Court for the District of Delaware on October 15, 1996; the Court approved the sale of the Business to the Company on November 1, 1996. The purchase price was $52.5 million, comprised of the assumption of certain liabilities under maintenance contracts of the Business (the "Deferred Revenues"), which were estimated at closing to be $26,015,000, and cash consideration of $26,485,000.
         The purchase price is subject to further adjustment based upon the actual amount of Deferred Revenues, the amount of revenues of the Business for the two calendar months prior to closing, and the actual amount of inventory.

         The source of funds used for the acquisition was the Company's credit facility, which was increased from $225 million to $300 million on November 13, 1996.

(b) The Company intends to use the assets acquired in its computer maintenance and technology support service business.

EXHIBITS

10.1 Asset Purchase Agreement dated as of October 31, 1996 between Memorex Telex Corporation, Tulsa Computer Products, Inc., Memorex Telex Services, Inc. and Memorex Telex Puerto Rico, Inc. and DecisionOne Corporation (filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1996).

10.2 Revolving Credit Agreement dated as of November 13, 1996 among DecisionOne Holdings Corp., DecisionOne Corporation and The First National Bank of Boston et al. (filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1996).


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     DECISIONONE HOLDINGS CORP.

                                     /s/ Thomas J. Fitzpatrick
Date:   December 3, 1996             __________________________________________
                                     Thomas J. Fitzpatrick
                                     Vice President and Chief Financial Officer